Exhibit 99.1

Press Release

Contacts:

Chris Pitre Director, Investor Relations and Corporate Development chris.pitre@rowancompanies.com +1 713 968 6642	Carrie Prati Manager, Marketing and Investor Relations carrie.prati@rowancompanies.com +1 713 960 7581

FOR IMMEDIATE RELEASE	October 28, 2015

Rowan

Appoints William E. Albrecht as a New Director

HOUSTON, TEXAS – The Board of Directors of Rowan Companies plc (“Rowan” or “Company”) (NYSE: RDC) has appointed William E. Albrecht to its Board of Directors effective as of October 28, 2015. Mr. Albrecht has served as Executive Chairman of California Resources Corporation, a publicly traded oil and natural gas exploration and production company, since July 2014. Mr. Albrecht has over 35 years of experience in the oil and energy industry, having served in various executive officer positions with Occidental Petroleum Corporation, an international exploration and production company, and EOG Resources, a domestic energy producer. Mr. Albrecht began his career in the industry as a petroleum engineer for Tenneco Oil Company.

Matt Ralls, Rowan’s Chairman of the Board, stated, "We are delighted to have Mr. Albrecht join our Board. We believe that his deep experience in the oil and gas industry will contribute significantly to the Company and its Board of Directors."

Rowan is a global provider of contract drilling services with a fleet of 32 mobile offshore drilling units, composed of 28 self-elevating jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, North Africa, Southeast Asia and Trinidad. The Company’s Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol “RDC.” For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation or renegotiation by our customers of drilling contracts, letter agreements or letters of intent or the exercise of early termination provisions, risks associated with fixed cost drilling operations, cost overruns or delays on shipyard repair, construction or transportation of drilling units, maintenance and repair costs, costs or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company’s operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism and hostilities in our areas of operations that may result in loss or seizure of assets, the outcome of disputes and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056

Tel: (713) 621-7800